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EXHIBIT 10.9

                         PAPA JOHN'S INTERNATIONAL, INC.
                      1999 TEAM MEMBER STOCK OWNERSHIP PLAN

                   AMENDED AND RESTATED AS OF OCTOBER 20, 1999


ARTICLE 1. PURPOSE

      The purpose of the 1999 Team Member Stock Ownership Plan (the "Plan") is to enhance the ability of Papa John's International, Inc. and its subsidiaries to secure and retain the services of persons eligible to participate in the Plan and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

      2.1 DEFINITIONS. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

      (a) "Award" shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock or Performance Units.

      (b) "Board" shall mean the Board of Directors of the Company.

      (c) "Cause" shall mean (i) the failure by a Participant to render services to the Company, which failure amounts to gross neglect or gross insubordination,
(ii) the commission by a Participant of an act of fraud or embezzlement against the Company, or (iii) a Participant being convicted of a felony, or failing to contest a felony prosecution.

      (d) A "Change in Control" shall mean (i) the acquisition by any person after the date hereof of beneficial ownership of 50% or more of the voting power of the Company's outstanding voting stock, (ii) three or more of the current members of the Board ceasing to be members of the Board (unless any replacement director is elected by a vote of either at least 75% of the remaining directors, or of at least 75% of the shares entitled to vote on such replacement) or (iii) approval by the stockholders of the Company of (a) a merger or consolidation of the Company with another corporation if the stockholders of the Company immediately before such vote will not, as a result of such merger or consolidation, own more than 50% of the voting stock of the corporation resulting from such merger or consolidation, or (b) a complete liquidation of the Company or sale of all, or substantially all, of the assets of the Company. Notwithstanding


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the foregoing, a Change in Control shall not occur solely because 50% or more of the voting stock of the Company is acquired by (i) a trust which is part of an employee benefit plan maintained by the Company or its Subsidiaries or (ii) a corporation which, immediately following such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

      (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

      (f) "Committee" shall mean the committee described in Section 3.1.

      (g) "Common Stock" shall mean shares of the Company's common stock, par value $.01 per share.

      (h) "Company" shall mean Papa John's International, Inc., a Delaware corporation.

      (i) "Disability" shall mean a physical or mental infirmity which the Committee determines impairs the Participant's ability to perform substantially his or her duties for a period of 180 consecutive days.

      (j) "Effective Date" shall mean February 25, 1999, the date the Plan was adopted by the Board.

      (k) "Employee" shall mean an individual who is a full-time or part-time employee of the Company or a Subsidiary.

      (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (m) "Fair Market Value" of a share of Common Stock shall mean, as of any applicable date, the closing sale price of the Common Stock on the NASDAQ National Market System or any national or regional stock exchange on which the Common Stock is then traded. If no such reported sale of the Common Stock shall have occurred on such date, Fair Market Value shall mean the closing sale price of the Common Stock on the next preceding date on which there was a reported sale. If the Common Stock is not listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value of a share of Common Stock as of a particular date shall be determined by such method as shall be determined by the Committee.

      (n) "ISOs" shall have the meaning given such term in Section 6.1.

      (o) "NQSOs" shall have the meaning given such term in Section 6.1.


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      (p) "Option" shall mean an option to purchase shares of Common Stock granted pursuant to Article 6.

      (q) "Option Agreement" shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

      (r) "Option Exercise Price" shall mean the purchase price per share of Common Stock subject to an Option, which shall not be less than the Fair Market Value on the date of grant.

      (s) "Participant" shall mean any Employee or any consultant or advisor providing services to the Company or a Subsidiary selected by the Committee to receive an Award under the Plan.

      (t) "Performance Goals" shall have the meaning given such term in Section 8.4.

      (u) "Performance Period" shall have the meaning given such term in Section 8.3.

      (v) "Performance Unit" shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

      (w) "Performance Unit Agreement" shall mean an agreement evidencing a Performance Unit Award, as described in Section 8.2.

      (x) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

      (y) "Plan" shall mean this Papa John's International, Inc. 1999 Team Member Stock Ownership Plan as the same may be amended from time to time.

      (z) "Restriction Period" shall mean the period determined by the Committee during which the transfer of shares of Common Stock is limited in some way or such shares are otherwise restricted or subject to forfeiture as provided in
Article 7.

      (aa) "Restricted Stock" shall mean shares of Common Stock granted pursuant to Article 7 as to which the restrictions have not lapsed.

      (ab) "Restricted Stock Agreement" shall mean an agreement evidencing a Restricted Stock Award, as described in Section 7.2.


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      (ac) "Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement or pension plans, if any, or, if the Company has no such plans, then retirement after reaching age 65.

      (ad) "Subsidiary" shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned, directly or indirectly, by such company.

      2.2 GENDER AND NUMBER. Unless otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

      2.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

      3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee (the "Committee") appointed by the Board consisting of two or more directors of the Company. It is intended that each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

      3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority to:

      (a) select Participants to whom Awards are granted;

      (b) determine the size, type and frequency of Awards granted under the Plan;

      (c) determine the terms and conditions of Awards, including any restrictions, conditions or forfeiture provisions relating to the Award, which need not be identical;

      (d) determine whether and the extent to which Performance Goals have been met:

      (e) determine whether and when a Participant's status as an Employee, consultant, or advisor has terminated for purposes of the Plan;

      (f) cancel or modify, with the consent of the Participant, outstanding Awards and grant new Awards in substitution therefor, provided, however, that (without limitation of the


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provisions of Section 4.1 with respect to lapsed, expired, terminated or forfeited Awards) the Committee may not, without approval of the Company's stockholders, reduce the Option Exercise Price of a previously granted Award, or effect such a reduction through the cancellation and replacement or regrant of any Award.

      (g) accelerate the exercisability of, and accelerate or waive any or all the restrictions and conditions applicable to, any Award, for any reason;

      (h) extend the duration of an Option exercise period or term of an Award;

      (i) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

      (j) establish, amend and rescind rules and regulations for the Plan's administration; and

      (k) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority. Notwithstanding the foregoing, the Committee may not delegate its responsibilities hereunder if such delegation would jeopardize compliance with the "outside directors" requirement or any other applicable requirement under Section 162(m) of the Code.

      3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

      3.4 SECTION 16 COMPLIANCE; BIFURCATION OF PLAN. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE 4. SHARES AVAILABLE UNDER THE PLAN


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      4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is 1,000,000 shares. Shares as to which options or other Awards granted under the Plan lapse, expire, terminate, are forfeited or are canceled shall again become available for Awards under the Plan. In addition, any shares of Common Stock reserved for issuance under the Company's 1993 Stock Ownership Incentive Plan ("1993 Plan") in excess of the number of shares as to which options or other benefits are awarded thereunder, plus any shares as to which options or other benefits granted under the 1993 Plan may lapse, expire, terminate or be canceled, shall also be reserved and available for issuance or reissuance under the Plan. Any Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      4.2 SHARES OF RESTRICTED STOCK AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock which may be the subject of Awards granted in the form of Restricted Stock is limited to 100,000 shares.

      4.3 ADJUSTMENTS IN AUTHORIZED SHARES AND OUTSTANDING AWARDS. In the event of any change in the corporate structure of the Company affecting the Common Stock, including a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, share repurchase, share combination, share exchange, issuance of warrants or debentures, the Committee may substitute or adjust the total number and class of shares of Common Stock or other stock or securities which may be issued under the Plan, and the number, class and price of shares subject to outstanding Awards, as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Awards; provided, however, that the number of shares subject to any Award shall always be a whole number. In the case of ISOs, such adjustment shall be made so as not to result in a "modification" within the meaning of Section 424(h) of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

      All Employees of the Company and its Subsidiaries and consultants or other advisors providing services to the Company or a Subsidiary are eligible to receive Awards under the Plan. In selecting Employees, consultants or advisors to receive Awards under the Plan, as well as in determining the number of shares subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties and responsibilities of such persons, their present and potential contribution to the success of the Company and their anticipated number of years of active service or contribution remaining with the Company or a Subsidiary.

ARTICLE 6. STOCK OPTIONS


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      6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, the
Committee may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs") or a combination thereof. Notwithstanding the foregoing, ISOs may only be granted to Employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). The maximum number of shares in respect of which Options may be granted to a Participant during any calendar year shall be 250,000 shares.

      6.2 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares to which the Option relates, forfeiture provisions as deemed appropriate by the Committee and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include provisions applicable to the particular type of Option granted.

      6.3 DURATION OF OPTIONS. Subject to the provisions of Section 6.7, each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall at the time of grant be exercisable later than the tenth anniversary of its grant.

 6.4 EXERCISE OF OPTIONS. Options shall be exercisable at such times and be subject to such restrictions and conditions, including forfeiture provisions, as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

      6.5 PAYMENT OF OPTION EXERCISE PRICE. The Option Exercise Price for shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering Common Stock having a Fair Market Value (at the close of business on the date the Company receives the notice of exercise) equal to the Option Exercise Price, (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this Section. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

      6.6 VESTING UPON CHANGE IN CONTROL. Upon a Change in Control, any then outstanding Options held by Participants shall become fully vested and immediately exercisable.

      6.7 TERMINATION OF EMPLOYMENT. If the Participant's status as an Employee, consultant or advisor is terminated for Cause, all then outstanding Options of such Participant, whether or


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not exercisable, shall terminate immediately. If the Participant's status as an
Employee, consultant or advisor is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable and subject to the provisions of the relevant Option Agreement, such Options may be exercised by such Participant or his personal representative at any time prior to the earlier of (a) the expiration date of the Options or (b) the date which is 60 days after the date of such termination of employment. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (c) in the case of NQSOs, within one year after the date of Retirement and (d) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary or while the Participant is serving as a consultant or advisor to the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of Disability; provided however that no such Options may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this Section (a) in the event of the death of a Participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the decedent's estate and (b) in the event of the Disability of a Participant, by the Participant, or if such Participant is incapacitated, by the Participant's legal representative.

ARTICLE 7. RESTRICTED STOCK

      7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock to Participants at any time and from time to time and upon such terms and conditions as it may determine. The purchase price for shares of Restricted Stock shall be determined by the Committee, but shall not be less than the par value of the Common Stock, except in the case of treasury shares, for which no payment need be required.

      7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Committee may determine and which are required by the Plan.

      7.3 NON-TRANSFERABILITY OF RESTRICTED STOCK. Except as provided in this
Article 7 or the applicable Restricted Stock Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement and the satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement. Except as provided in Section 7.9, however, in no event may any Restricted Stock become vested in a Participant subject to Section 16(b) of the Exchange Act prior to six months following the date of its grant.


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      7.4 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific performance goals (relating to the Company, a Subsidiary or regional or other operating division of the Company), years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

      7.5 FORFEITURE. The Committee shall determine and set forth in a Participant's Restricted Stock Agreement such events upon which a Participant's shares of Restricted Stock (or the proceeds of a sale thereof) shall be forfeitable, which may include, without limitation, the termination of a Participant's employment and certain other activities.

      7.6 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

      "The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Papa John's International, Inc. 1999 Team Member Stock Ownership Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Papa John's International, Inc."

      7.7 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article 7 or the Restricted Stock Agreement, shares of Restricted Stock shall become freely transferable by the Participant and no longer subject to forfeiture after the last day of the Restriction Period. Once the shares of Restricted Stock are released from their restrictions (including forfeiture provisions), the Participant shall be entitled to have the legend required by Section 7.6 removed from the Participant's share certificate, which certificate shall thereafter represent freely transferable and nonforfeitable shares of Common Stock free from any and all restrictions under the Plan.

      7.8 VOTING RIGHTS; DIVIDENDS AND OTHER DISTRIBUTIONS. Unless the Committee exercises its discretion as provided in Section 7.10, during the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

      7.9 LAPSE OF RESTRICTIONS UPON CHANGE IN CONTROL. Upon a Change in Control, any restrictions and other conditions pertaining to then outstanding shares of Restricted Stock held by


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Participants, including, but not limited to, vesting requirements, shall lapse and such shares shall thereafter be immediately transferable and nonforfeitable.

      7.10 TREATMENT OF DIVIDENDS. At the time shares of Restricted Stock are granted to a Participant, the Committee may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such shares shall be deferred until the lapse of the restrictions with respect to such shares, such deferred dividends to be held by the Company for the account of the Participant. In the event of such deferral, there may be credited at the end of each year (or portion thereof) interest on the amount of the account during the year at a rate per annum as the Committee, in its discretion, may determine. Deferred dividends, together with interest accrued thereon, if any, shall be (a) paid to the Participant upon the lapse of restrictions on the shares of Restricted Stock as to which the dividends related or (ii) forfeited to the Company upon the forfeiture of such shares by the Participant.

      7.11 TERMINATION OF EMPLOYMENT. If the Participant's status as an Employee, consultant or advisor is terminated for any reason other than death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, such shares shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock. If the Participant's status as an Employee, consultant or advisor is terminated as a result of death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, any restrictions and other conditions pertaining to such shares then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse and such shares shall thereafter be immediately transferable and nonforfeitable. Notwithstanding anything in the Plan to the contrary, the Committee may determine, in its sole discretion, in the case of any termination of a Participant's status as an Employee, consultant or advisor other than for Cause, that the restrictions on some or all of the shares of Restricted Stock awarded to a Participant shall immediately lapse and, to the extent the Committee deems appropriate, such shares shall thereafter be immediately transferable and nonforfeitable.

ARTICLE 8. PERFORMANCE UNITS

      8.1 GRANT OF PERFORMANCE UNITS. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon achievement of specified Performance Goals. The maximum payment that can be made pursuant to Performance Units granted to any one Participant in any calendar year shall be $1,000,000.

      8.2 PERFORMANCE UNIT AGREEMENT. Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.


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      8.3 PERFORMANCE PERIOD. The period of performance ("Performance Period")
with respect to each Performance Unit shall be such period of time, which shall not be less than one year, nor more than five years, as determined by the Committee, for the measurement of the extent to which Performance Goals are attained. The Performance Period may commence prior to the date of grant of the Performance Unit to which it relates, provided that at such time the attainment of the Performance Goal is substantially uncertain and not more than 25% of the Performance Period has expired.

      8.4 PERFORMANCE GOALS. The goals ("Performance Goals") that are to be achieved with respect to each Performance Unit shall be those objectives established by the Committee as it deems appropriate, and which may relate to the net income, growth in net income, earnings per share, growth of earnings per share, return on equity or return on capital, of the Company, or any other performance objectives relating to the Company, a Subsidiary or regional or other operating unit of the Company, or the individual Participant. Each Performance Unit Agreement shall specify a minimum acceptable level of achievement with respect to the Performance Goals below which no payment will be made and shall set forth a formula for determining the payment to be made if performance is at or above such minimum based upon a range of performance levels relating to the Performance Goals. The Committee shall certify that the Performance Goals for Awards of Performance Units under the Plan have been satisfied prior to the determination and payment of any such incentive in accordance with the Plan.

      8.5 ADJUSTMENT OF PERFORMANCE GOALS. The Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions occur subsequent to the date of grant which are unrelated to the performance of the Participant and which the Committee expects to have a substantial effect on the ability of the Participant to attain the Performance Goals. If a Participant is promoted, demoted or transferred to a Subsidiary or different operating division of the Company during a Performance Period, then, to the extent that the Committee determines the Performance Goals or Performance Period are no longer appropriate, the Committee may, but shall not be required to, adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial Performance Goals or Performance Period. Notwithstanding the foregoing, the Committee shall not be entitled to adjust, change or eliminate any Performance Goals or Performance Period if the exercise of such discretion would cause the related compensation to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

      8.6 TERMINATION OF EMPLOYMENT. If the employment of a Participant shall terminate prior to the expiration of the Performance Period for any reason other than for death, Disability or Retirement, the Performance Units then held by the Participant shall terminate. In the case of termination of employment by reason of death, Disability or Retirement of a Participant prior to the expiration of the Performance Period, any then outstanding Performance Units of such Participant shall be payable in an amount equal to the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such termination of employment would have continued until the end of the Performance Period; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

      8.7 PAYMENT UPON CHANGE IN CONTROL. Upon a Change in Control, any then outstanding Performance Units shall become fully vested and immediately payable in an amount which is equal to the greater of (a) the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such Change in Control would have continued until the end of the Performance Period or (b) the maximum amount payable under the Performance Unit multiplied by the percentage of the Performance Period completed by the Participant at the time of the Change in Control; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

      8.8 PAYMENT OF PERFORMANCE UNITS. Subject to such terms and conditions as the Committee may impose, and unless otherwise provided in the Performance Unit Agreement, Performance Units shall be payable within 90 days following the end of the Performance Period during which the Participant attained at least the minimum acceptable level of achievement under the Performance Goals, or 90 days following a Change in Control, as applicable. The Committee, in its discretion, may determine at the time of payment required in connection with a Performance Unit whether such payment shall be made (a) solely in cash or (b) up to 50% in shares of Common Stock (valued at their Fair Market Value as of the close of business on the date preceding the date of payment) with the balance in cash; provided, however, that if a Performance Unit becomes payable upon a Change in Control, the Performance Unit shall be paid solely in cash.

      8.9 DESIGNATION OF BENEFICIARY. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the right to receive payments under a Performance Unit is to be paid in case of the Participant's death before receiving any or all such payments. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 9. AMENDMENT, MODIFICATION AND TERMINATION


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      9.1 TERMINATION DATE. The Plan shall terminate on the earliest to occur of
(a) the tenth anniversary of the Effective Date, (b) the date when all shares of Common Stock available under the Plan shall have been acquired and the payment of all benefits in connection with Performance Unit Awards has been made or (c) such other date as the Board may determine in accordance with Section 9.2.

      9.2 AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time, amend, suspend, modify or terminate the Plan provided that (a) no amendment shall be made without stockholder approval if such approval is necessary to satisfy any applicable tax or regulatory law or regulation and the Board determines it is appropriate to seek stockholder approval, and (b) upon or following the occurrence of a Change in Control no amendment may adversely affect the rights of any Person in connection with an Award previously granted. The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's consent. Each Option and certain Performance Units granted under the Plan are intended to be performance-based compensation within the meaning of
Section 162(m) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Performance Units if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Performance Units to fail to qualify as performance-based compensation.

      9.3 AWARDS PREVIOUSLY GRANTED. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.


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

ARTICLE 10. NON-TRANSFERABILITY

      A Participant's rights under this Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant's death, the Participant's rights to payment pursuant to a Performance Unit may be transferred to a beneficiary designated in accordance with Section 8.9. Notwithstanding anything herein to the contrary, in the case of NQSOs, the Committee may, in its sole discretion, by appropriate provisions in the Participant's Option Agreement, permit the Participant to transfer all or a portion of the Option, without consideration, to (i) the Participant's spouse or lineal descendants ("Family Members"), (ii) a trust for the exclusive benefit of Family Members, (iii) a charitable remainder trust of which the Participant and/or Family Members are the exclusive beneficiaries (other than the charitable beneficiary), or (iv) a partnership or a limited liability company in which the Participant and Family Members are the sole partners or members, as applicable. In the event that any Option is transferred by a Participant in accordance with the provisions of the immediately preceding sentence, then subsequent transfers of the Option by the transferee shall be prohibited. For purposes of the Option Agreement and the Plan, the term "Optionee" shall be deemed to refer to the transferee wherever applicable, and the provisions of Section 6.7 regarding termination of employment shall refer to the Participant, not the transferee, but the transferee shall be permitted to exercise the Option during the period provided for in Section 6.7 and the Participant's Option Agreement following the Participant's termination of employment.

ARTICLE 11. NO GRANTING OF EMPLOYMENT RIGHTS

      Neither the Plan, nor any action taken under the Plan, shall be construed as giving any person the right to become a Participant, nor shall participation in, or any grant of an Award under, the Plan be construed as giving a Participant any right with respect to continuance of employment or service by or to the Company. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment or consulting or other business relationship at any time, with or without Cause, except as may otherwise be expressly provided by any written agreement between the Company and the Participant.

ARTICLE 12. WITHHOLDING

      12.1 TAX WITHHOLDING. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise or lapse of restrictions made under, or occurring as a result of, the Plan.

      12.2 SHARE WITHHOLDING. If the Company has a withholding obligation upon the issuance of Common Stock under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company


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

withhold shares of Common Stock having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 12.2 or impose such other restrictions or limitations on such elections as may be necessary to insure that such elections will be exempt transactions under
Section 16(b) of the Exchange Act.

ARTICLE 13. INDEMNIFICATION

      No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 14. SUCCESSORS

      All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

ARTICLE 15. GOVERNING LAW

      The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules; provided, however, that with respect to ISOs, the Plan and all agreements under the Plan shall be construed so that they qualify as incentive stock options within the meaning of Section 422 of the Code.


                                      * * *


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